NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

May 2, 2024	Contact:	Steven F. Nicola	William D. Wilson
		Chief Financial Officer and Secretary	Senior Director, Corporate Development

MATTHEWS INTERNATIONAL REPORTS RESULTS FOR
FISCAL 2024 SECOND QUARTER

Fiscal 2024 Second Quarter Financial Highlights:
•Outstanding debt reduced by $19.6 million; net debt lower by $27.2 million
•GAAP earnings per share of $0.29, consistent with a year ago
•Non-GAAP EPS increased to $0.69, compared to $0.65 a year ago
•SGK reports current quarter sales and adjusted EBITDA higher than a year ago
•Energy storage sales also higher than last year; reflects orders from multiple customers

PITTSBURGH, PA, May 2, 2024 - Matthews International Corporation (NASDAQ GSM: MATW) today announced financial results for its second quarter of fiscal 2024.

In discussing the results for the Company’s fiscal 2024 second quarter, Joseph C. Bartolacci, President and Chief Executive Officer, stated:

“We were generally pleased with our operating results for the fiscal 2024 second quarter. Consolidated sales and adjusted EBITDA were relatively consistent with a year ago, despite challenging conditions in several of our businesses, including customer delays on significant energy storage solutions orders that are currently in process.

“Sales for the Memorialization segment for the fiscal 2024 second quarter were relatively consistent with a year ago despite lower U.S. death rates. The benefits of recent acquisitions and improved price realization substantially offset post-COVID unit volume declines for the quarter. The segment continues to perform well post-COVID, with current sales and adjusted EBITDA run-rates well ahead of pre-COVID levels.

“Operating results for the SGK Brand Solutions business continued to improve during the fiscal 2024 2nd quarter. The segment reported sales growth compared to a year ago, primarily reflecting increases in its U.S. brand packaging, European packaging, and private label markets. Additionally, the segment’s adjusted EBITDA increased from a year ago reflecting the benefits of sales growth, improved pricing, and recent cost-reduction efforts.

“In the Industrial Technologies segment, our energy storage solutions business reported another quarter of sales growth. The improvement reflected the benefit of orders from multiple customers. Total sales for the Industrial Technologies segment were lower for the current quarter compared to a year ago primarily

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
reflecting slower market conditions for the warehouse automation business as we referenced over the last few quarters. However, recent quote activity may be indicative of coming improvements in this market.

“During the fiscal 2024 second quarter, we reduced our outstanding debt by $19.6 million and net debt (outstanding debt less cash) by $27.2 million. Based on our current cash flow forecasts, we project further reductions in our outstanding debt and leverage ratio by the end of the fiscal year. During the recent quarter, we renewed our $750 million U.S. revolving credit facility as well as our U.S. securitization facilities. We are now working toward the refinancing of our bonds, which mature in December 2025. We fully expect this refinancing to be completed before the end of this fiscal year.

“With respect to the remainder of the fiscal year, we currently project adjusted EBITDA for fiscal 2024 to approximate $220 million. Customer delays outside of our control within our energy storage business have significantly impacted our initial projections. While we currently expect to start delivery of some of the equipment soon, these shipments are now expected to extend into mid-fiscal 2025. Results for our Memorialization and SGK Brand Solutions businesses have mitigated some of this impact.

“We remain very confident in our long-term strategies and outlook. Our Memorialization business continues to be very well positioned with its strong, stable base of cemetery memorial and casket sales, plus its growing portfolio of cremation-related products and services. The SGK Brand Solutions segment should continue to benefit from improving market conditions and to capture new market share in digital as the business evolves. Additionally, we remain on track for the commercial launch of our new product identification printhead in early calendar 2025 following the recent successful transition to a new chip provider. Lastly, interest in our energy storage solutions remains very strong with multiple customers in the late stages of order development.”

Second Quarter Fiscal 2024 Consolidated Results (Unaudited)

($ in millions, except per share data)	Q2 FY2024	Q2 FY2023	Change	% Change
Sales	$471.2	$479.6	$(8.4)	(1.7)%
Net income attributable to Matthews	$9.0	$9.1	$(0.1)	(1.1)%
Diluted earnings per share	$0.29	$0.29	$0.00	0.0%
Non-GAAP adjusted net income	$21.8	$20.3	$1.5	7.3%
Non-GAAP adjusted EPS	$0.69	$0.65	$0.04	6.2%
Adjusted EBITDA	$56.8	$58.4	$(1.6)	(2.8)%
Note: See the attached tables for additional important disclosures regarding Matthews’ use of non-GAAP measures as well as reconciliations of non-GAAP measures to corresponding GAAP measures.

Consolidated sales for the quarter ended March 31, 2024 were $471.2 million, compared to $479.6 million for the same quarter a year ago, representing a decrease of $8.4 million, or 1.7%. Changes in foreign currency exchange rates were estimated to have an unfavorable impact of $0.3 million on fiscal 2024 second quarter sales compared to the prior year.

Net income attributable to the Company for the quarter ended March 31, 2024 was $9.0 million, or $0.29 per share, compared to $9.1 million, or $0.29 per share in the prior year. On a non-GAAP adjusted basis, earnings for the fiscal 2024 second quarter were $0.69 per share, compared to $0.65 per share a year ago. Income tax benefits generally offset the impacts of slightly lower adjusted EBITDA and higher interest expense for the current quarter. Adjusted EBITDA for the fiscal 2024 second quarter was $56.8 million, compared to $58.4 million a year ago, reflecting lower adjusted EBITDA in the Memorialization and Industrial Technologies segments, partially offset by higher adjusted EBITDA in the SGK Brand Solutions segment and lower corporate and non-operating costs.

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
Fiscal 2024 Year-to-Date Consolidated Results (Unaudited)

($ in millions, except per share data)	YTD FY2024	YTD FY2023	Change	% Change
Sales	$921.2	$928.8	$(7.6)	(0.8)%
Net income attributable to Matthews	$6.7	$12.8	$(6.1)	(47.6)%
Diluted earnings per share	$0.22	$0.41	$(0.19)	(46.3)%
Non-GAAP adjusted net income	$33.2	$36.8	$(3.6)	(9.8)%
Non-GAAP adjusted EPS	$1.06	$1.18	$(0.12)	(10.2)%
Adjusted EBITDA	$102.3	$107.7	$(5.4)	(5.0)%
Note: See the attached tables for additional important disclosures regarding Matthews’ use of non-GAAP measures as well as reconciliations of non-GAAP measures to corresponding GAAP measures.

Consolidated sales for the six months ended March 31, 2024 were $921.2 million, compared to $928.8 million a year ago, representing an decrease of $7.6 million, or 0.8%. Changes in foreign currency rates were estimated to have a favorable impact of $4.8 million on fiscal 2024 consolidated sales compared to a year ago.

Net income attributable to the Company for the first six months of fiscal 2024 was $6.7 million, or $0.22 per share, compared to $12.8 million, or $0.41 per share in the prior year. On a non-GAAP adjusted basis, earnings for the first six months of fiscal 2024 were $1.06 per share, compared to $1.18 per share a year ago. The decrease was primarily attributable to lower consolidated adjusted EBITDA and higher interest expense for the current period compared to a year ago. Adjusted EBITDA for the first six months of fiscal 2024 was $102.3 million, compared to $107.7 million a year ago, reflecting lower adjusted EBITDA in the Memorialization and Industrial Technologies segments, partially offset by higher adjusted EBITDA in the SGK Brand Solutions segment and lower corporate and non-operating costs.

Webcast

The Company will host a conference call and webcast on Friday, May 3, 2024 at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by dialing (201) 689-8471. The audio webcast can be monitored at www.matw.com. As soon as available after the call, a transcript of the call will be posted on the Investor Relations section of the Company’s website at www.matw.com.

About Matthews International Corporation

Matthews International Corporation is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and distribution of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. The Company has approximately 12,000 employees in more than 30 countries on six continents that are committed to delivering the highest quality products and services.

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,			Six Months Ended March 31,
	2024	2023	% Change	2024	2023	% Change
Sales	$471,223	$479,580	(1.7)%	$921,209	$928,820	(0.8)%
Cost of sales	(323,041)	(329,957)	(2.1)%	(640,674)	(640,267)	0.1%
Gross profit	148,182	149,623	(1.0)%	280,535	288,553	(2.8)%
Gross margin	31.4%	31.2%		30.5%	31.1%

Selling and administrative expenses	(117,895)	(116,055)	1.6%	(231,026)	(227,415)	1.6%
Amortization of intangible assets	(8,959)	(10,517)	(14.8)%	(18,754)	(20,859)	(10.1)%
Operating profit	21,328	23,051	(7.5)%	30,755	40,279	(23.6)%
Operating margin	4.5%	4.8%		3.3%	4.3%

Interest and other deductions, net	(13,423)	(10,544)	27.3%	(25,879)	(22,813)	13.4%
Income before income taxes	7,905	12,507	(36.8)%	4,876	17,466	(72.1)%
Income taxes	1,122	(3,382)	(133.2)%	1,848	(4,694)	(139.4)%
Net income	9,027	9,125	(1.1)%	6,724	12,772	(47.4)%
Non-controlling interests	—	2	(100.0)%	—	58	(100.0)%
Net income attributable to Matthews	$9,027	$9,127	(1.1)%	$6,724	$12,830	(47.6)%

Earnings per share -- diluted	$0.29	$0.29	—%	$0.22	$0.41	(46.3)%

Earnings per share -- non-GAAP (1)	$0.69	$0.65	6.2%	$1.06	$1.18	(10.2)%

Dividends declared per share	$0.24	$0.23	4.3%	$0.48	$0.46	4.3%

Diluted Shares	31,219	31,179		31,213	31,071
(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Sales:
Memorialization	$222,156	$222,889	$430,227	$429,391
Industrial Technologies	116,136	125,514	227,510	234,657
SGK Brand Solutions	132,931	131,177	263,472	264,772
	$471,223	$479,580	$921,209	$928,820

Adjusted EBITDA:
Memorialization	$46,614	$48,030	$83,314	$87,167
Industrial Technologies	10,028	15,565	19,650	27,767
SGK Brand Solutions	15,370	11,020	28,263	23,252
Corporate and Non-Operating	(15,212)	(16,168)	(28,945)	(30,448)
Total Adjusted EBITDA (1)	$56,800	$58,447	$102,282	$107,738

(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)
(In thousands)

	March 31, 2024	September 30, 2023
ASSETS
Cash and cash equivalents	$45,497	$42,101
Accounts receivable, net	192,735	207,526
Inventories, net	253,301	260,409
Other current assets	162,516	138,221
Total current assets	654,049	648,257
Property, plant and equipment, net	277,903	270,326
Goodwill	707,881	698,109
Other intangible assets, net	143,884	160,478
Other long-term assets	106,760	110,211
Total assets	$1,890,477	$1,887,381

LIABILITIES
Long-term debt, current maturities	$5,419	$3,696
Other current liabilities	353,333	390,904
Total current liabilities	358,752	394,600
Long-term debt	837,357	786,484
Other long-term liabilities	185,021	181,016
Total liabilities	1,381,130	1,362,100

SHAREHOLDERS' EQUITY
Total shareholders' equity	509,347	525,281
Total liabilities and shareholders' equity	$1,890,477	$1,887,381

CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(In thousands)

	Six Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$6,724	$12,772
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	46,784	47,877
Changes in working capital items	(35,609)	(10,885)
Other operating activities	11,942	(5,053)
Net cash provided by operating activities	29,841	44,711

Cash flows from investing activities:
Capital expenditures	(24,033)	(23,772)
Acquisitions, net of cash acquired	(5,825)	(7,586)
Other investing activities	95	155
Net cash used in investing activities	(29,763)	(31,203)

Cash flows from financing activities:
Net payments from long-term debt	41,633	(27,120)
Purchases of treasury stock	(17,220)	(2,739)
Dividends	(16,691)	(14,126)
Other financing activities	(4,704)	(914)
Net cash provided by (used in) financing activities	3,018	(44,899)

Effect of exchange rate changes on cash	300	1,893

Net change in cash and cash equivalents	$3,396	$(29,498)

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
Reconciliations of Non-GAAP Financial Measures

Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, constant currency sales, constant currency adjusted EBITDA, net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition and divestiture costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to certain commercial and operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Constant currency sales and constant currency adjusted EBITDA remove the impact of changes due to foreign exchange translation rates. To calculate sales and adjusted EBITDA on a constant currency basis, amounts for periods in the current fiscal year are translated into U.S. dollars using exchange rates applicable to the comparable periods of the prior fiscal year. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net income	$9,027	$9,125	$6,724	$12,772
Income tax (benefit) provision	(1,122)	3,382	(1,848)	4,694
Income before income taxes	$7,905	$12,507	$4,876	$17,466
Net loss attributable to noncontrolling interests	—	2	—	58
Interest expense, including RPA and factoring financing fees (1)	13,783	13,137	26,534	23,808
Depreciation and amortization *	23,261	24,148	46,784	47,877
Acquisition and divestiture related items (2)**	2,062	2,852	3,299	4,137
Strategic initiatives and other charges (3)**	4,962	1,280	10,882	3,061
Highly inflationary accounting losses (primarily non-cash) (4)	390	160	710	1,248
Stock-based compensation	4,327	4,278	8,978	8,612
Non-service pension and postretirement expense (5)	110	83	219	1,471
Total Adjusted EBITDA	$56,800	$58,447	$102,282	$107,738
Adjusted EBITDA margin	12.1%	12.2%	11.1%	11.6%

(1) Includes fees for receivables sold under the RPA and factoring arrangements totaling $1,238 and $1,090 for the three months ended March 31, 2024 and 2023, respectively, and $2,413 and $1,546 for the six months ended March 31, 2024 and 2023, respectively.

(2) Includes certain non-recurring items associated with recent acquisition and divestiture activities.
(3) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Fiscal 2024 also includes costs related to an ongoing contractual dispute which totaled $4,972 for the six months ended March 31, 2024. Fiscal 2023 includes loss recoveries totaling $2,154 for the six months ended March 31, 2023, which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(4) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(5) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $6,914 and $5,711 for the Memorialization segment, $5,571 and $5,916 for the Industrial Technologies segment, $9,669 and $11,319 for the SGK Brand Solutions segment, and $1,107 and $1,202 for Corporate and Non-Operating, for the three months ended March 31, 2024 and 2023, respectively. Depreciation and amortization was $13,327 and $11,285 for the Memorialization segment, $11,948 and $11,769 for the Industrial Technologies segment, $19,241 and $22,379 for the SGK Brand Solutions segment, and $2,268 and $2,444 for Corporate and Non-Operating, for the six months ended March 31, 2024 and 2023, respectively.
** Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $1,037 and $333 for the Memorialization segment, $4,431 and $2,437 for the Industrial Technologies segment, $358 and $2,610 for the SGK Brand Solutions segment, and $1,198 and income of $1,248 for Corporate and Non-Operating, for the three months ended March 31, 2024 and 2023, respectively. Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $1,097 and $711 for the Memorialization segment, $9,799 and $3,374 for the Industrial Technologies segment, $1,221 and $3,131 for the SGK Brand Solutions segment, and $2,064 and income of $18 for Corporate and Non-Operating, for the six months ended March 31, 2024 and 2023, respectively.

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
ADJUSTED NET INCOME AND EPS RECONCILIATION (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,				Six Months Ended March 31,
	2024		2023		2024		2023
		per share		per share		per share		per share
Net income attributable to Matthews	$9,027	$0.29	$9,127	$0.29	$6,724	$0.22	$12,830	$0.41
Acquisition and divestiture costs (1)	1,511	0.05	1,953	0.07	2,410	0.08	3,015	0.10
Strategic initiatives and other charges (2)	4,093	0.12	1,153	0.03	9,097	0.28	2,940	0.09
Highly inflationary accounting losses (primarily non-cash) (3)	390	0.01	160	—	710	0.02	1,248	0.04
Non-service pension and postretirement expense (4)	83	0.01	62	0.01	164	0.01	1,103	0.04
Amortization	6,720	0.21	7,887	0.25	14,066	0.45	15,644	0.50
Adjusted net income	$21,824	$0.69	$20,342	$0.65	$33,171	$1.06	$36,780	$1.18

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 27.8% and 27.1% for the three and six months ended March 31, 2024, respectively, and 29.8% and 25.9% for the three and six months ended March 31, 2023, respectively.
(1) Includes certain non-recurring costs associated with recent acquisition and divestiture activities.
(2) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Fiscal 2024 also includes costs related to an ongoing contractual dispute which totaled $4,325 for the six months ended March 31, 2024. Fiscal 2023 includes loss recoveries totaling $1,616 for the six months ended March 31, 2023, which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(3) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(4) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
CONSTANT CURRENCY SALES AND ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Memorialization	Industrial Technologies	SGK Brand Solutions	Corporate and Non-Operating	Consolidated
Reported sales for the quarter ended March 31, 2024	$222,156	$116,136	$132,931	$—	$471,223
Changes in foreign exchange translation rates	(22)	(944)	1,283	—	317
Constant currency sales for the quarter ended March 31, 2024	$222,134	$115,192	$134,214	$—	$471,540

Reported sales for the six months ended March 31, 2024	$430,227	$227,510	$263,472	$—	$921,209
Changes in foreign exchange translation rates	(403)	(4,675)	314	—	(4,764)
Constant currency sales for the six months ended March 31, 2024	$429,824	$222,835	$263,786	$—	$916,445

Reported adjusted EBITDA for the quarter ended March 31, 2024	$46,614	$10,028	$15,370	$(15,212)	$56,800
Changes in foreign exchange translation rates	63	(104)	(11)	18	(34)
Constant currency adjusted EBITDA for the quarter ended March 31, 2024	$46,677	$9,924	$15,359	$(15,194)	$56,766

Reported adjusted EBITDA for the six months ended March 31, 2024	$83,314	$19,650	$28,263	$(28,945)	$102,282
Changes in foreign exchange translation rates	97	(509)	131	(107)	(388)
Constant currency adjusted EBITDA for the six months ended March 31, 2024	$83,411	$19,141	$28,394	$(29,052)	$101,894

Matthews International Reports Results for Fiscal 2024 Second Quarter

May 2, 2024
NET DEBT AND NET DEBT LEVERAGE RATIO RECONCILIATION (Unaudited)
(Dollars in thousands)

	March 31, 2024	December 31, 2023	September 30, 2023

Long-term debt, current maturities	$5,419	$4,948	$3,696
Long-term debt	837,357	857,423	786,484
Total debt	842,776	862,371	790,180

Less: Cash and cash equivalents	(45,497)	(37,921)	(42,101)

Net Debt	$797,279	$824,450	$748,079

Adjusted EBITDA (trailing 12 months)	$220,353	$222,000	$225,809

Net Debt Leverage Ratio	3.6	3.7	3.3

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